SUPPLIER AGREEMENT - CIGARS
                           ---------------------------


         This Supplier Agreement ("Agreement") is entered into this 23rd day of June 1997 Between Premium Cigars International, Ltd., an Arizona Corporation ("PCI") and Universal Premium Cigars, Inc., a Delaware corporation ("Supplier").

                                    RECITALS
                                    --------

         WHEREAS, Supplier is engaged as a supplier of premium cigars and related products ("Cigar Products") and desires to sell Cigar Products to PCI;

         WHEREAS, PCI is engaged as a wholesale distributor of premium cigars, humidors, and other products to certain retail accounts worldwide and desires to secure a quality supply of Cigar Products; and

NOW,  THEREFORE,   for  good  and  valuable   consideration,   the  receipt  and
sufficiencyof which are hereby acknowledged, PCI and Supplier agree as follows:

         1. Term. Subject to the terms set forth in Sections 10, 11, 12, 13, 14, 17, and 18 herein, the term of this Agreement shall be for six (6) months from the date hereof and shall automatically be renewed annually for three (3) one year periods, unless forty five (45) days prior to the expiration of the applicable term one party notifies the other party in writing that it intends to terminate this Agreement.

         2. Purchase Requirements. PCI shall order from Supplier minimum orders totalling * Cigars per month calculated on a cumulative basis. Within ten (10) business days of PCI's receipt of any cigars delivered by UPC pursuant to a PCI purchase order, PCI may return any or all of such cigars because of damage or quality problems. PCI must notify Supplier as to nature of defect. Pursuant to the written instruction of PCI, UPC shall immediately replace such returned cigars. If damaged cigars are not replaced within 30 days UPC shall immediately refund all monies paid for said product. UPC shall invoice PCI in a form that clearly separates the cost of cigars from the cost of packaging, shipping and handling.

         3. Purchase Price; Adjustment of Price. During the term of this Agreement, PCI shall pay Supplier the price ("Purchase Price") for the Cigar Products as set forth on the schedule attached as Exhibit "A" hereto or according to such schedules which may be substituted from time to time by agreement of both parties in writing. Such prices are subject to factory increases in an amount not to exceed the accumulated value of * , in any term of the agreement. Provided Supplier delivers to PCI invoices in a form acceptable to PCI that verify such increases. As set forth in Section 17 below, Supplier shall at all times maintain the confidentiality of the Purchase Price paid by PCI and shall not disclose such prices to

* Confidential portions omitted and filed separately with the Commission.

PCI's distributors nor other third parties with which PCI does business. Supplier may increase the price of Products at any time, and from time to time, provided however that no such increase or increases shall in the aggregate exceed * of the term.

         4. Payment Terms. All payments made hereunder shall be paid as follows:

            *

         5. Packaging. Supplier shall provide packaging for the Cigar Products, at Supplier's sole expense, which satisfies PCI requirements. Unless otherwise agreed upon, packaging to include application of bands provided by PCI, individual cellophane for each cigar and cellophane bundle wrap for all bundles. PCI retains all ownership and other rights to the packaging materials and any designs, logos or other intellectual property contained in such materials and Suppler shall not, by utilizing

         6. Delivery. Delivery will be made to PCI FOB Phoenix Sky Harbor International Airport after Passing through United States Customs, or at such other destination, which PCI may reasonably designate from time to time. Supplier shall fill all orders and deliver the Product by a reliable common carrier, at Supplier's sole expense, within thirty (30) calendar days from the receipt of PCI's orders and any packaging materials such as bands. Delivery beyond thirty (30) days of receipt of purchase order will have a (7) day grace period. Once the grace period has expired, orders may be rejected at the sole discretion of PCI.

         7. Confirmation of Purchase Orders with Manufacturer(s); Verification of Payment. Supplier shall provide to PCI, within five (5) calendar days of Supplier's receipt of a purchase order from PCI, confirmation of the receipt by Supplier of order items and deposit amount by signing said purchase order "received by x on x date x amount. Supplier shall provide to PCI, within five days after PCI's payment of the full Purchase Price for any order, certification of payment of Supplier's manufacturer for all products and services provided or performed by such manufacturer in connection with PCI's purchase order. Supplier's sending PCI a statement detailing the items paid for and the date payment was made, will satisfy such certification. Statement will not disclose prices paid to manufacturer by Supplier. Information is confidential and proprietary to Supplier and PCI is not to use information directly or indirectly.

         8. Independent Contractor. This Agreement shall in no way be construed to constitute Supplier as an employee, agent, partner or joint venturer of PCI for any purpose whatsoever, Supplier being an independent contractor engaged by PCI to perform the services set forth herein. Except as specifically provided herein or in a power of attorney or similar written instrument specifically authorizing Supplier to act for or on behalf of PCI, Supplier shall have not authority to so act. Supplier shall take no action on behalf of PCI beyond the scope of the authority specifically conferred upon it by this Agreement.

* Confidential portions omitted and filed separately with the Commission.

         9. Risk of Loss; Insurance. The risk of loss during transit, delivery, and storage of the Cigar Products shall be borne by Supplier up to the point of possession by PCI. Supplier, at its expense, shall secure and maintain comprehensive general liability insurance equal to or in excess of PCI's Purchase Price for the Cigar Products shipped to PCI by Supplier during the period of shipment. PCI shall be named as an additional insured on all policies of insurance purchased by Supplier for such purposes.

         10. Termination upon Notice. PCI or Supplier shall have the absolute right to terminate this Agreement upon delivery of written notice to the other party one hundred twenty (120) days prior to termination.

         11. Default by Supplier - Early Termination of This Agreement. Supplier shall be in default, and PCI shall have the right to terminate this Agreement, effective immediately upon delivery to Supplier of written notice of termination, in the event that one or more of the following events shall occur:

         a. Supplier makes an assignment for the benefit of creditors, or a receiver trustee in bankruptcy, or similar officer is appointed to take charge of all or any part of Supplier's property or business;

         b.       Supplier is adjudicated bankrupt;

         c. Supplier subject to expiration of grace period, neglects or fails to timely deliver any orders which PCI may make pursuant to the Agreement or to perform or observe any of its other covenants or obligations hereunder, provided that PCI has not caused such delay, and written notice of default and offer to cure. PCI shall not be relieved of payment obligations for cigars delivered or ordered to date of termination.

         12. Default by PCI - Early Termination of This Agreement. PCI shall be in default and Supplier shall have the right to terminate this Agreement if, after notice and expiration of the cure period as provided in Section 13 below, PCI has failed to pay Supplier any amounts owing pursuant to this Agreement. Or in the event that one or more of the following events shall occur:

         a. PCI makes an assignment for the benefit of creditors or a receiver trustee in bankruptcy or similar officer is appointed to take charge of all or any party of Supplier's property or business;

         b. PCI is adjudicated bankrupt; this shall not relieve PCI of their payment obligation.

         13. Opportunity to Cure Default. PCI shall have thirty (30) days from the date of

* Confidential portions omitted and filed separately with the Commission.

notice of default to cure any condition creating a default. If the default pursuant to this section shall be a monetary default, then all sums due and payable as of the expiration of the cure period shall bear interest at the rate of eighteen percent (18.0%) per annum until paid.

         14. Indemnification. PCI shall not be liable for, and Supplier shall indemnify and hold PCI and its officers, directors, shareholders, employees, agents harmless from, any loss, damage, expense (including without limitation attorney fees and expenses) claimed to have resulted from the acquisition, manufacturing, shipment, transport or delivery, including, but not limited to, any violation of Section 15, regardless of the form of action, except for loss as a result of trademark infringement or transport or delivery beyond the delivery point of Phoenix, Arizona. If any action is brought against PCI or its affiliates, subsidiaries, officers, directors or agents, as a result of the actions of Supplier or its affiliates, subsidiaries, officers, directors, or agents, in connection with the Products delivered by Supplier or its affiliates or agents, PCI shall be entitled to select and retain its own counsel and defend against such claims or settle such claims as it shall, in its sole discretion. Supplier and PCI shall indemnify each other for all damages suffered or settlements paid, including the amount of any judgement, reasonable attorney fees and court costs PCI will indemnify for trademark infringement. Indemnification does not cover actions relating to illnesses such as cancer.

         15. No Cuban Tobacco or Illegal Substances; Compliance with Customs Laws. Supplier specifically represents and warrants to the best of UPC's knowledge, that no Cuban tobacco or any other component or product has been included in the Cigar Products. Supplier also represents and warrants that all U.S. customs and other laws have been complied with and that to the best of UPC's knowledge, no illegal substances are present in, transported or delivered with the Cigar Products.

         16. Effect of Termination. Upon termination of this Agreement, the parties agree as follows:

         a. Supplier shall immediately cancel all manufacture of and purchase orders that Supplier has placed with Manufacturers relating to the Cigar Products and all of Supplier's rights hereunder shall cease. This shall not relieve PCI from accepting delivery of and submitting payment for Cigar Products already committed to through end of term of agreement.

         b. Notwithstanding anything contained herein to the contrary, PCI shall be allowed to maintain and/or order a quantity of the Cigar Products necessary to fulfill any outstanding orders it may have to its distributors, retailers or other third parties for the Cigar Products at the time of termination. PCI may not purchase, directly or indirectly, from suppliers manufacturer during contract, or for a period of one year following the termination of agreement.

         c. Supplier shall continue to be bound by Sections 14, 17, and 18 herein

* Confidential portions omitted and filed separately with the Commission.

                  regarding Confidential Information.

         d. Supplier agrees to promptly return to PCI all confidential information, as that term is defined in Section 17 herein, and all other documents and equipment pertaining to the business of PCI. Supplier and PCI agree that neither party will at any time use any information acquired by the other during the term of this Agreement in a manner contrary to the interest of the other, nor will they do any act or acts which may directly or indirectly induce any person to terminate or detrimentally modify his, her or its relationship with the other.

         17. Confidential Information. Each party recognizes that as a result of this Supplier relationship, that such party has in the past and may in the future develop, obtain or learn Confidential Information which is the property of the other party, or which the other party is under an obligation to treat as confidential.

         a. Agreement to Protect Confidential Information. Supplier agrees to use its best efforts and the utmost diligence to guard, protect and keep confidential said Confidential Information, and Supplier agrees that Supplier will not, during or after the period of this Agreement, use for Supplier or others, or divulge to others any of said Confidential Information which Supplier may develop, obtain or learn about during or as a result of its supplier relationship with PCI, unless authorized to do so by PCI in writing.

         b. Definition of Confidential Information. For the purpose of this Agreement, the term "Confidential Information" shall include but not be limited to the following: customer lists; financial statements or information in any form, marketing strategies; business contacts; business plans; computer software, including all rights under licenses and other contracts relating thereto; all intellectual property including all patents, trademarks, trademark registration and applications, service marks, copyrights, trade secrets, proprietary marketing information and know-how; books and records, including lists of customers; credit reports; sales records; price lists; sales literature, advertising material; manuals; processes; technology; or any information of whatever nature which gives to PCI an opportunity to obtain an advantage over their competitors who do not know or use it.

         c. No contact with PCI's Customers and Others. Supplier and its officers, directors, shareholders, employees, representatives, and agents agree that they shall not contact directly or indirectly any of PCI's customers or companies with which PCI does business, or are affiliated with in any way, or any third parties which have any direct or indirect business dealings with PCI, without the prior consent of PCI. The list of PCI's customers is attached hereto as Exhibit "B" and may be updated by PCI by giving written notice of such

* Confidential portions omitted and filed separately with the Commission.

                  updates to the Supplier. Supplier expressly agrees not to disclose any Purchase Price information to any third party with which PCI does business or whom PCI approached about doing business, without PCI's prior written consent.

         d. Injunctive Relief for Breach. In the event of a breach or threatened breach by either party of the provisions of this section. The plaintiff shall be entitled to an injunction restraining the other from disclosing, in whole or in party, any confidential information, or from rendering any services to any person, firm, partnership, joint venture, association, or other entity to whom such confidential information, in whole or in part, has been disclosed. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies available to either party for such breach or threatened breach, including the recovery of damages from the other.

         18.      Covenant Not to Compete.

         a. Interests to be protected. The parties acknowledge that during the term of this Agreement, Supplier will perform essential services for PCI and for clients of PCI. Supplier will learn the identity of PCI's clients and may gain valuable insight as to the clients' operations, personnel and need for services. In addition, Supplier may be exposed to, have access to, and be required to work with, a considerable amount of PCI's confidential and proprietary information, including but not limited to: information concerning PCI's methods of operation, strategic planning, operational strategies, marketing plans and strategies, acquisition strategies, and customer lists. The parties also express acknowledge that Supplier does a highly specialized service and replacing Supplier in this position would require PCI to incur substantial expense. The parties expressly recognize that should Supplier compete with PCI in any manner whatsoever, it could seriously impair the goodwill and diminish the value of PCI's business. The parties acknowledge that the covenant not to compete contained in this section will extend one year beyond termination of this agreement; however, they agree that this covenant is reasonable and it is necessary for the protection of PCI, its shareholders and employees. For these and other reason, and the fact that there are many other supplier opportunities available to the Supplier if this Agreement should terminate, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are freely, voluntarily and knowingly entered into. Further, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

         b. Restrictions on Competition. Supplier agrees that it shall not during the term of this Agreement and for a period of one (1) year from the date of termination of this Agreement, directly or indirectly, either as partner,

* Confidential portions omitted and filed separately with the Commission.

                  shareholder, joint venturer, consultant, member or otherwise, own any interest in, manage, control, or in any manner, compete directly with the companies listed by PCI in exhibit B, in any state of the United States or foreign country in which PCI is conducting business on the date of Supplier's termination. AT any time and from time to time, each party agrees, at its expense, to take action and to execute and deliver documents as may be reasonably necessary to effectuate the purpose of this Covenant. Supplier agrees not to transact business with PCI customer on Exhibit B for the term stated in 18b. Howver, it is agreed by both parties that Supplier may transact business with any party that is not contained on Exhibit B.

         c. Judicial Amendment. If the scope of any provision of this covenant not to compete is found by any Court to be too broad to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. If any provision of this Agreement is found to be invalid or unenforceable for any reason, it shall not affect the validity of the remaining provisions of this Agreement.

         d. Injunction; Remedies for Breach. Since a breach of the provisions of this section of this Agreement could not adequately be compensated by money damages, PCI shall be entitled, in addition to any other right or remedy available to it at law or equity, to an injunction restraining the breach or threatened breach and to specific performance of any provision of this section of this Agreement, and, in either case, no bonds or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         19. Protection of Supplier's Manufacturing Sources. PCI agrees that it shall not directly or indirectly contract with any manufacturer during the term, or for a period of one year, which Supplier has disclosed to PCI in writing as a manufacture of the Cigar Products, without the prior consent of Supplier.

         20. Notices. All notices provided for by this Agreement shall be made in writing either (i) by actual delivery of the notice into the hands of the parties thereunto entitled or (ii) the mailing of the notice in the United
States mail to the address, as stated below (or at such other address as may have been designated by written notice) of the party entitled thereto, by certified mail, return receipt requested. The notice shall be deemed to be received on the date of its actual receipt of the party entitled thereto. All communications hereunder shall be in writing and, if sent to PCI, shall be delivered to:


* Confidential portions omitted and filed separately with the Commission.

                       Premium Cigars International, Ltd.
                                15651 N. 83rd Way
                               Suite 3, Building C
                            Scottsdale, Arizona 85260
                            Facsimile: (602) 992-6026
                             Attention: David Hodges
With a copy to:

                                Kurt M. Brueckner
                         Titus, Brueckner & Berry, P.C.
                           7373 North Scottsdale Road
                         Scottsdale Centre, Suite B-252
                            Scottsdale, Arizona 85253
                            Facsimile: (602) 483-3215

and if to Supplier, to:

                         Universal Premium Cigars, Inc.
                             1900 Rittenhouse Square
                                    Suite C-2
                        Philadelphia, Pennsylvania 19103
                             Attention: Chet Atkins
                            Facsimile: (215) 790-9350

         21. Applicable Law. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Arizona, each party irrevocably and unconditionally submits to the exclusive jurisdiction and venue of the courts of Maricopa County, State of Arizona and all courts competent to hear appeals therefrom.

         22. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns, as the case may be. Except as provided for herein, either party shall have the right to assign its rights hereunder, without the prior written consent of the other party.

         23. Amendment and Waiver. No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise provided.

         24. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not affect or impair the validity, legality or unenforceability of the

* Confidential portions omitted and filed separately with the Commission.

remaining provisions hereof and each provision is hereby declare to be separate, severable and distinct.

         25. Attorneys' Fees. IN the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover from the other party all costs and expenses of the action or suit, including attorneys' fees and costs.

         26. Execution and Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.

                                     "PCI"
                                     PREMIUM CIGARS INTERNATIONAL, LTD.


                                     By:         /s/  Steven A. Lambrecht
                                        -----------------------------------
                                     Its:            CEO
                                        -----------------------------------


                                     "SUPPLIER"
                                     UNIVERSAL PREMIUM CIGARS, INC.


                                     By:          /s/ Chet Atkins
                                        -----------------------------------
                                     Chet Atkins, President         6/23/97



* Confidential portions omitted and filed separately with the Commission.

                                   EXHIBIT "A"

                        PRICE SCHEDULE FOR CIGAR PRODUCTS


*

Price  Cigar                              *   U.S. Currency.
Price  Shipping, Handling and packaging   *   U.S. Currency


* Confidential portions omitted and filed separately with the Commission.

                                   EXHIBIT "B"

                                PCI CUSTOMER LIST

1.       7 ELEVEN U.S. & CANADA
2.       ARCO AM/PM
3.       TEXACO
4.       MOBIL
5.       CIRCLE K
6.       CHEVRON
7.       ASSOCIATED GROCERS
8.       SUPER VALU
9.       WAREMART
10.      EXPRESS STOPS
11.      JACK POT
12.      PETRO CANADA
13.      MACS

* Confidential portions omitted and filed
separately with the Commission.
                                       12